Exhibit 99.1

Communications Systems, Inc. Acquires Ecessa Corporation

Acquisition strengthens IoT intelligent edge services and offerings

Minnetonka, MN – May 14, 2020 --- Communications Systems, Inc. (NASDAQ: JCS) (“CSI” or the “Company”), an IoT intelligent edge products and services company, today announced that it has completed the acquisition of privately-held Ecessa Corporation (“Ecessa”).

Based in Plymouth, MN, Ecessa designs and distributes software-defined wide area networking (SD-WAN) solutions for businesses through the deployment of over 10,000 field installations (since 2002) of Ecessa Edge®, PowerLink®, and WANworX® controllers.

Roger Lacey, CEO of CSI noted, “Ecessa fits perfectly with our vision of becoming a leading provider of IoT intelligent edge products and services. Once fully integrated, Ecessa’s acquisition will provide greater sales opportunities to expand our services platfrom and offer cost synergies by complementing the existing network of products and services of JDL and Net2Edge. As our industry continues to evolve, we remain committed to innovations and are constantly looking for opportunities that will deliver the right services to our clients.”

Mr. Lacey added, “Our healthy balance sheet and strong cash position support our 2020 growth strategy of focusing on high margin / recurring sales business models where ‘software as a service’ becomes an increasing proportion of future revenue. As our team continues to develop easy-to-use / easy-to-integrate applications and services, we are working to develop an ecosystem of partnerships and at the same time seeking additional attractive acquisitions/merger opportunities.”

Mike Siegler, who has been serving as CEO of Ecessa, will continue leading that group and also serve as a General Manager for CSI. Mr. Siegler added, “This merger enables Ecessa to build on an 18-year track record of providing industry leading customer support and innovative network products in the IT infrastructure space. Serving the SD-WAN market, we have seen the network edge rapidly change, becoming more intelligent and more critical to everyday business. With CSI, we have more of the technology customers are looking for, more sales channels to engage with, and more global reach and support capabilities. CSI and Ecessa are truly stronger, together. Our customers will experience that on day one.”

Advisors

Northland Capital Markets served as financial advisor to CSI in connection with the transaction and Ballard Spahr LLP acted as legal counsel to CSI. Fredrikson & Byron, PA acted as legal counsel to Ecessa.

Additional Information

Communications Systems, Inc. will provide additional information about the transaction and Ecessa’s operations in future Form 8-K and Form 10-Q filings with the Securities and Exchange Commission.

About Communications Systems

Communications Systems, Inc., an IoT intelligent edge products and services company, provides connectivity infrastructure and services for global deployments of broadband networks. Focusing on innovative, cost-effective solutions, CSI provides customers the ability to deliver, manage, and optimize their broadband network services and architecture. From the integration of fiber optics in any application and environment to efficient home voice and data deployments to optimization of data and application access, CSI provides tools for maximum utilization of the network from the edge to the user. With partners and customers in over 50 countries, CSI has built a reputation as a reliable global innovator focusing on quality and customer service. CSI operates three business units: Transition Networks, Net2Edge and JDL Technologies. For more information visit: commsysinc.com.

About Ecessa Corporation

Ecessa Corporation, recognized by Gartner as a vendor of note, manufactures and distributes software-defined wide area networking (SD-WAN) solutions for business. Since 2002, the company has deployed over 10,000 field installations of Ecessa Edge®, PowerLink®, and WANworX® controllers and enabled organizations of all sizes to reliably run Internet and cloud-based applications, connect offices worldwide and distribute traffic among a fabric of multiple, diverse ISP links, ensuring business continuity by removing bottlenecks and eliminating network downtime. These capabilities optimize Never Down® performance of business-critical applications, aid in lowering IT costs, and make it easier to provision, maintain and support business networks and the applications that run over them. For more information about Ecessa and its SD-WAN products, visit www.ecessa.com.

Forward Looking Statement

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions or partnerships. These statements are based on Communications Systems’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements here due to changes in economic, business, competitive or regulatory factors, and other risks and uncertainties affecting the operation of Communications Systems’ business, as well as CSI’s ability to successfully and profitability integrate Ecessa’s business into CSI’s operations. These risks, uncertainties and contingencies are presented in the Company’s Annual Report on Form 10-K and, from time to time, in the Company’s other filings with the Securities and Exchange Commission. The information set forth herein should be read in light of these risks. Further, investors should keep in mind that the Company’s financial results in any particular period may not be indicative of future results. Communications Systems is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Contacts:
Communications Systems, Inc.	The Equity Group Inc.
Mark D. Fandrich	Lena Cati
Chief Financial Officer	Vice President
952-582-6416	212-836-9611
mark.fandrich@commsysinc.com	lcati@equityny.com

Roger H. D. Lacey	Devin Sullivan
Chief Executive Officer	Senior Vice President
952-996-1674	212-836-9608
dsullivan@equityny.com